Exhibit 16.1

[Letterhead of McGladrey & Pullen]

May 11, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the statements made by Midland States Bancorp, Inc. in the section titled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in its Registration Statement on Form S-1, expected to be filed with the SEC on or about May 13, 2011.  We agree with the statements insofar as they relate to our firm.

Yours truly,

/s/ McGladrey & Pullen, LLP